News Release

Media Contact: Meredith Archie
24-Hour: 800.559.3853

Analyst Contact: Jack Sullivan
Office: 980.373.3564

August 5, 2021

Duke Energy reports second-quarter 2021 financial results
▪Second-quarter 2021 reported EPS of $0.96 and adjusted EPS of $1.15
▪Growth driven by continued strength in Electric Utilities and Infrastructure
▪Surpassed 10,000 megawatts of renewable energy on path to net-zero carbon emissions by 2050
▪Company reaffirms 2021 adjusted EPS guidance range of $5.00 to $5.30 and long-term adjusted EPS growth rate of 5% to 7% through 2025
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced second-quarter 2021 reported EPS of $0.96, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.15. This is compared to a reported loss per share of $(1.13) and adjusted EPS of $1.08 for the second quarter of 2020.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between the second-quarter 2021 reported and adjusted EPS is due to workplace and workforce realignment costs and exit obligations from gas pipeline investments.
Higher second-quarter 2021 adjusted results were led by growth in Electric Utilities and Infrastructure from rate case contributions, higher volumes and higher wholesale earnings. These items were partially offset by higher O&M expenses, lower Commercial Renewables earnings, the loss of ACP earnings and share dilution.
“Our strong second-quarter results demonstrate the continued execution of our clean energy strategy,” said Lynn Good, Duke Energy chair, president and chief executive officer. “We recently passed 10,000 MW of renewable energy on our path to net-zero carbon emissions by 2050. We’re investing in our transmission and distribution assets to strengthen grid resiliency, accommodate more renewables and support state economic development efforts. And, we’re collaborating with stakeholders and policymakers to advance supportive energy policy. We expect 2021 adjusted earnings per share to be in the range of $5.00 to $5.30 and expect to grow earnings 5% to 7% through 2025, based off the $5.15 midpoint.
“Moving forward, we’re leading the most ambitious clean energy transition in North America while providing safe, reliable and affordable energy solutions to our customers and communities across the Southeast and Midwest, enabled by our scope and scale.”

Duke Energy News Release     2

Business segment results
In addition to the following summary of second-quarter 2021 business segment performance, comprehensive tables with detailed EPS drivers for the second quarter compared to prior year are provided at the end of this news release.
The discussion below of second-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized second-quarter 2021 segment income of $935 million, compared to segment income of $753 million in the second quarter of 2020, an increase of $0.24 per share, excluding share dilution of $0.04 per share. Higher quarterly results were primarily due to contributions from rate cases (+$0.13 per share), higher volumes (+$0.08 per share), higher wholesale earnings (+$0.05 per share) and other margin (+$0.04 per share). These results were partially offset by higher O&M expenses (-$0.07 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized second-quarter 2021 segment income of $17 million, compared to a loss of $1,576 million in the second quarter of 2020. In addition to the drivers outlined below, second-quarter 2021 and 2020 results include costs related to the cancellation of the ACP investment. These charges were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized second-quarter 2021 segment income of $29 million, compared to $50 million in the second quarter of 2020, a decrease of $0.03 per share. Riders and margin expansion (+$0.01 per share) and contributions from the Tennessee rate case (+$0.01 per share) were offset by the loss of ACP earnings (-$0.03 per share) and higher depreciation on a growing asset base and other taxes (-$0.02 per share).
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized second-quarter 2021 segment income of $47 million, compared to reported and adjusted segment income of $90 million in the second quarter of 2020. This represents a decrease of $0.06 per share, excluding share dilution of $0.01 per share. Lower quarterly results were primarily due to certain renewable projects placed in service in the prior year (-$0.05 per share).

Duke Energy News Release     3

Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a second-quarter 2021 net loss of $248 million compared to a net loss of $84 million in the second quarter of 2020. In addition to the drivers outlined below, second-quarter 2021 results include workplace and workforce realignment costs. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Other recognized a second-quarter 2021 net loss of $113 million. This is compared to an adjusted net loss of $84 million in the second quarter of 2020, a decrease of $0.04 per share, excluding share dilution of -$0.01 per share. Lower quarterly results at Other were primarily due to higher income tax expense (-$0.05 per share), partially offset by lower financing costs (+$0.01 per share).
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the second quarter of 2021 was 4.9% compared to 26.2% in the second quarter of 2020. The decrease in the effective tax rate was primarily due to the impact of the cancellation of the ACP investment in the prior year.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the second quarter of 2021 was 8.2% compared to 6.7% in the second quarter of 2020. The increase was primarily due to lower state tax expense in the prior year.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss second-quarter 2021 financial results. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 800.458.4121 in the United States or 323.794.2093 outside the United States. The confirmation code is 3383817. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, August 15, 2021, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 3383817. An audio replay and transcript will also be available by accessing the investors section of the company’s website.

Duke Energy News Release     4

Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported earnings (loss) per share to adjusted earnings per share for second-quarter 2021 and 2020 financial results:

(In millions, except per share amounts)	After-Tax Amount	2Q 2021 Earnings per Share	2Q 2020 (Loss) Earnings per Share
Earnings (loss) per share, as reported		$0.96	$(1.13)
Adjustments to reported earnings (loss) per share:
Second Quarter 2021
Gas Pipeline Investments	$12	0.01
Workplace and Workforce Realignment	135	0.18
Second Quarter 2020
Gas Pipeline Investments	$1,626		2.21
Total adjustments		$0.19	$2.21
EPS, adjusted		$1.15	$1.08
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Gas Pipeline Investments represents costs related to the cancellation of the ACP investment and additional exit obligations.
•Workplace and Workforce Realignment represents costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment.

Duke Energy News Release     5

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

Duke Energy News Release     6

Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 7.9 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 51,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,500 people.
Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities – with goals of at least a 50% carbon reduction by 2030 and net-zero carbon emissions by 2050. The company is a top U.S. renewable energy provider, on track to operate or purchase 16,000 megawatts of renewable energy capacity by 2025. The company also is investing in major electric grid upgrades and expanded battery storage, and exploring zero-emitting power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2021 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The impact of the COVID-19 pandemic;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

Duke Energy News Release     7

◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing customer expectations and demands including heightened emphasis on environmental, social and governance concerns;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;
◦The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy or cause fluctuations in the trading price of our common stock; and

Duke Energy News Release     8

◦The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Workplace and Workforce Realignment		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$935	$—		$—		$—	$935
Gas Utilities and Infrastructure	17	12	A	—		12	29
Commercial Renewables	47	—		—		—	47
Total Reportable Segment Income	999	12		—		12	1,011
Other	(248)	—		135	B	135	(113)
Net Income Available to Duke Energy Corporation Common Stockholders	$751	$12		$135		$147	$898
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.96	$0.01		$0.18		$0.19	$1.15
Note: Earnings Per Share amounts are adjusted for accumulated but not yet declared dividends for Series B Preferred Stock of $(0.02).
A – Net of $4 million tax benefit. $16 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for ACP on the Condensed Consolidated Statements of Operations.
B – Net of $40 million tax benefit. $131 million recorded within Impairment of assets and other charges, $27 million within Operations, maintenance and other, and $17 million within Depreciation and amortization related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Workplace and Workforce Realignment		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,755	$—		$—		$—	$1,755
Gas Utilities and Infrastructure	262	17	A	—		17	279
Commercial Renewables	74	—		—		—	74
Total Reportable Segment Income	2,091	17		—		17	2,108
Other	(387)	—		135	B	135	(252)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,704	$17		$135		$152	$1,856
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$2.21	$0.02		$0.18		$0.20	$2.41
A – Net of $5 million tax benefit. $22 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for ACP on the Condensed Consolidated Statements of Operations.
B – Net of $40 million tax benefit. $131 million recorded within Impairment of assets and other charges, $27 million within Operations, maintenance and other, and $17 million within Depreciation and amortization related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2020
(Dollars in millions, except per share amounts)

		Special Item
	Reported Loss	Gas Pipeline Investments		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$753	$—		$—	$753
Gas Utilities and Infrastructure	(1,576)	1,626	A	1,626	50
Commercial Renewables	90	—		—	90
Total Reportable Segment (Loss) Income	(733)	1,626		1,626	893
Other	(84)	—		—	(84)
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(817)	$1,626		$1,626	$809
(LOSS) EARNINGS PER SHARE AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(1.13)	$2.21		$2.21	$1.08
Note: (Loss) Earnings Per Share amounts are adjusted for accumulated but not yet declared dividends for Series B Preferred Stock of $(0.02).
A – Net of $374 million tax benefit. $2,000 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to the cancellation of the ACP investment on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 735 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Severance		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,458	$—		$—		$—	$1,458
Gas Utilities and Infrastructure	(1,327)	1,626	A	—		1,626	299
Commercial Renewables	147	—		—		—	147
Total Reportable Segment Income	278	1,626		—		1,626	1,904
Other	(196)	—		(75)	B	(75)	(271)
Net Income Available to Duke Energy Corporation Common Stockholders	$82	$1,626		$(75)		$1,551	$1,633
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.11	$2.21		$(0.10)		$2.11	$2.22

A – Net of $374 million tax benefit. $2,000 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to the cancellation of the ACP investment on the Condensed Consolidated Statements of Operations.
B – Net of $23 million tax expense. $98 million reversal of 2018 severance charges recorded within Operations, maintenance and other on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 734 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
June 2021
(Dollars in millions)

	Three Months Ended June 30, 2021		Six Months Ended June 30, 2021
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes	$734		$1,759
Gas Pipeline Investments	16		22
Workplace and Workforce Realignment	175		175
Noncontrolling Interests	67		118
Preferred Dividends	(14)		(53)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$978		$2,021

Reported Income Tax Expense	$36	4.9%	$120	6.8%
Gas Pipeline Investments	4		5
Workplace and Workforce Realignment	40		40
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$80	8.2%	$165	8.2%

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Loss Before Income Taxes	$(1,208)		$(181)
Gas Pipeline Investments	2,000		2,000
Severance	—		(98)
Noncontrolling Interests	90		138
Preferred Dividends	(15)		(54)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$867		$1,805

Reported Income Tax Benefit	$(316)	26.2%	(179)	98.9%
Gas Pipeline Investments	374		374
Severance	—		(23)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$58	6.7%	$172	9.5%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2021 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2020 QTD Reported Earnings Per Share	$1.02	$(2.14)	$0.13	$(0.14)	$(1.13)
Gas Pipeline Investments	—	2.21	—	—	2.21
2020 QTD Adjusted Earnings Per Share	$1.02	$0.07	$0.13	$(0.14)	$1.08
Weather	0.01	—	—	—	0.01
Volume	0.08	—	—	—	0.08
Riders and Other Retail Margin(a)	0.04	0.01	—	—	0.05
Rate case impacts, net(b)	0.13	0.01	—	—	0.14
Wholesale(c)	0.05	—	—	—	0.05
Operations and maintenance, net of recoverables(d)	(0.07)	—	—	—	(0.07)
Midstream Gas Pipelines(e)	—	(0.03)	—	—	(0.03)
Duke Energy Renewables(f)	—	—	(0.06)	—	(0.06)
Interest Expense	—	—	—	0.01	0.01
Depreciation and amortization(g)	0.03	(0.01)	—	—	0.02
Other(h)	(0.03)	(0.01)	—	(0.05)	(0.09)
Total variance before share count	$0.24	$(0.03)	$(0.06)	$(0.04)	$0.11
Change in share count	(0.04)	—	(0.01)	0.01	(0.04)
2021 QTD Adjusted Earnings Per Share	$1.22	$0.04	$0.06	$(0.17)	$1.15
Workplace and Workforce Realignment	—	—	—	(0.18)	(0.18)
Gas Pipeline Investments	—	(0.01)	—	—	(0.01)
2021 QTD Reported Earnings Per Share	$1.22	$0.03	$0.06	$(0.35)	$0.96

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 735 million shares to 769 million.

(a)    Electric Utilities and Infrastructure includes a disallowance of purchased power at a DEF plant in the prior year and higher late payment revenues due to waived fees in the prior year related to COVID-19.
(b)    Electric Utilities and Infrastructure includes the net impact of the DEC and DEP North Carolina interim rates, effective August and September 2020 (+$0.09), respectively, DEI base rate increases, effective August 2020 (+$0.03) and the DEF SBRA and multi-year rate plan (+0.01).
(c)    Includes higher volumes.
(d)    Primarily due to higher employee-related expenses and outage costs.
(e)    Primarily the loss of ACP earnings.
(f)    Primarily due to certain renewable projects placed in service in the prior year.
(g)    Excludes rate case impacts. Primarily due to a change in depreciation rates from the nuclear licensing extension, effective April 2021 (+0.04), partially offset by a higher depreciable base.
(h)    Electric Utilities and Infrastructure and Other includes higher income tax expense.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2021 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2020 YTD Reported Earnings Per Share	$1.98	$(1.80)	$0.21	$(0.28)	$0.11
Gas Pipeline Investments	—	2.21	—	—	2.21
Severance	—	—	—	(0.10)	(0.10)
2020 YTD Adjusted Earnings Per Share	$1.98	$0.41	$0.21	$(0.38)	$2.22
Weather	0.10	—	—	—	0.10
Volume	0.07	—	—	—	0.07
Riders and Other Retail Margin(a)	0.05	0.03	—	—	0.08
Rate case impacts, net(b)	0.23	0.02	—	—	0.25
Wholesale(c)	0.03	—	—	—	0.03
Operations and maintenance, net of recoverables(d)	(0.04)	0.01	—	—	(0.03)
Midstream Gas Pipelines(e)	—	(0.07)	—	—	(0.07)
Duke Energy Renewables(f)	—	—	(0.10)	—	(0.10)
Interest Expense	0.01	—	—	0.03	0.04
Depreciation and amortization(g)	(0.01)	(0.01)	—	—	(0.02)
Other(h)	(0.05)	(0.01)	—	—	(0.06)
Total variance before share count	$0.39	$(0.03)	$(0.10)	$0.03	$0.29
Change in share count	(0.09)	(0.02)	(0.01)	0.02	(0.10)
2021 YTD Adjusted Earnings Per Share	$2.28	$0.36	$0.10	$(0.33)	$2.41
Workplace and Workforce Realignment	—	—	—	(0.18)	(0.18)
Gas Pipeline Investments	—	(0.02)	—	—	(0.02)
2021 YTD Reported Earnings Per Share	$2.28	$0.34	$0.10	$(0.51)	$2.21

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 734 million shares to 769 million.

(a)    Electric Utilities and Infrastructure includes higher transmission revenues, a disallowance of purchased power at a DEF plant in the prior year and higher late payment revenues due to waived fees in the prior year related to COVID-19.
(b)    Electric Utilities and Infrastructure includes the net impact of DEC and DEP North Carolina interim rates effective August and September 2020, respectively (+0.17), DEI base rate increases, effective August 2020 (+0.04), DEF SBRA and multi-year rate plan (+0.01) and DEK base rates increases, effective April 2020 (+0.01). Gas Utilities and Infrastructure includes the net impact of the PNG Tennessee rate case, effective January 2021.
(c)    Primarily higher volumes.
(d)    Primarily due to higher employee-related expenses, partially offset by lower COVID-19 related expenses in excess of deferrals.
(e)    Primarily the loss of ACP earnings.
(f)    Primarily due to certain renewables projects placed in service in the prior year and Texas Storm Uri impacts (-0.04) in February 2021.
(g)    Excludes rate case impacts. Primarily due to a higher depreciable base, partially offset by a change in depreciation rates from the nuclear licensing extension, effective April 2021 (+0.04).
(h)    Primarily higher income tax expense.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating Revenues
Regulated electric	$5,258	$4,963	$10,477	$10,087
Regulated natural gas	302	263	1,051	901
Nonregulated electric and other	198	195	380	382
Total operating revenues	5,758	5,421	11,908	11,370
Operating Expenses
Fuel used in electric generation and purchased power	1,415	1,349	2,858	2,796
Cost of natural gas	79	59	355	258
Operation, maintenance and other	1,410	1,353	2,812	2,692
Depreciation and amortization	1,207	1,150	2,433	2,280
Property and other taxes	349	334	702	679
Impairment of assets and other charges	131	6	131	8
Total operating expenses	4,591	4,251	9,291	8,713
Gains on Sales of Other Assets and Other, net	2	7	2	8
Operating Income	1,169	1,177	2,619	2,665
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	9	(1,968)	(8)	(1,924)
Other income and expenses, net	128	137	255	183
Total other income and expenses	137	(1,831)	247	(1,741)
Interest Expense	572	554	1,107	1,105
Income (Loss) Before Income Taxes	734	(1,208)	1,759	(181)
Income Tax Expense (Benefit)	36	(316)	120	(179)
Net Income (Loss)	698	(892)	1,639	(2)
Add: Net Loss Attributable to Noncontrolling Interests	67	90	118	138
Net Income (Loss) Attributable to Duke Energy Corporation	765	(802)	1,757	136
Less: Preferred Dividends	14	15	53	54
Net Income (Loss) Available to Duke Energy Corporation Common Stockholders	$751	$(817)	$1,704	$82

Earnings (Loss) Per Share – Basic and Diluted
Net income (loss) available to Duke Energy Corporation common stockholders
Basic and Diluted	$0.96	$(1.13)	$2.21	$0.11
Weighted average shares outstanding
Basic	769	735	769	734
Diluted	769	735	769	735

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$367	$259
Receivables (net of allowance for doubtful accounts of $45 at 2021 and $29 at 2020)	868	1,009
Receivables of VIEs (net of allowance for doubtful accounts of $78 at 2021 and $117 at 2020)	2,220	2,144
Inventory	3,015	3,167
Regulatory assets (includes $54 at 2021 and $53 at 2020 related to VIEs)	1,793	1,641
Other (includes $356 at 2021 and $296 at 2020 related to VIEs)	722	462
Total current assets	8,985	8,682
Property, Plant and Equipment
Cost	158,272	155,580
Accumulated depreciation and amortization	(49,752)	(48,827)
Facilities to be retired, net	121	29
Net property, plant and equipment	108,641	106,782
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $914 at 2021 and $937 at 2020 related to VIEs)	12,485	12,421
Nuclear decommissioning trust funds	9,886	9,114
Operating lease right-of-use assets, net	1,495	1,524
Investments in equity method unconsolidated affiliates	938	961
Other (includes $89 at 2021 and $81 at 2020 related to VIEs)	3,652	3,601
Total other noncurrent assets	47,759	46,924
Total Assets	$165,385	$162,388
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,716	$3,144
Notes payable and commercial paper	3,296	2,873
Taxes accrued	692	482
Interest accrued	537	537
Current maturities of long-term debt (includes $219 at 2021 and $472 at 2020 related to VIEs)	4,976	4,238
Asset retirement obligations	691	718
Regulatory liabilities	1,309	1,377
Other	1,994	2,936
Total current liabilities	16,211	16,305
Long-Term Debt (includes $3,796 at 2021 and $3,535 at 2020 related to VIEs)	57,410	55,625
Other Noncurrent Liabilities
Deferred income taxes	9,644	9,244
Asset retirement obligations	12,272	12,286
Regulatory liabilities	15,414	15,029
Operating lease liabilities	1,315	1,340
Accrued pension and other post-retirement benefit costs	995	969
Investment tax credits	770	687
Other (includes $352 at 2021 and $316 at 2020 related to VIEs)	1,809	1,719
Total other noncurrent liabilities	42,219	41,274
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2021 and 2020	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2021 and 2020	989	989
Common Stock, $0.001 par value, 2 billion shares authorized; 769 million shares outstanding at 2021 and 2020	1	1
Additional paid-in capital	43,788	43,767
Retained earnings	2,687	2,471
Accumulated other comprehensive loss	(306)	(237)
Total Duke Energy Corporation stockholders' equity	48,132	47,964
Noncontrolling interests	1,413	1,220
Total equity	49,545	49,184
Total Liabilities and Equity	$165,385	$162,388

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,639	$(2)
Adjustments to reconcile net income to net cash provided by operating activities	2,234	3,359
Net cash provided by operating activities	3,873	3,357

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(5,614)	(5,471)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,750	2,182

Net increase in cash, cash equivalents and restricted cash	9	68
Cash, cash equivalents and restricted cash at beginning of period	556	573
Cash, cash equivalents and restricted cash at end of period	$565	$641

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,335	$—	$—	$—	$(77)	$5,258
Regulated natural gas	—	324	—	—	(22)	302
Nonregulated electric and other	—	3	119	27	49	198
Total operating revenues	5,335	327	119	27	(50)	5,758
Operating Expenses
Fuel used in electric generation and purchased power	1,434	—	—	—	(19)	1,415
Cost of natural gas	—	79	—	—	—	79
Operation, maintenance and other	1,262	98	78	1	(29)	1,410
Depreciation and amortization	1,013	74	56	71	(7)	1,207
Property and other taxes	308	27	9	5	—	349
Impairment of assets and other charges	1	—	—	131	(1)	131
Total operating expenses	4,018	278	143	208	(56)	4,591
Gains on Sales of Other Assets and Other, net	2	—	—	—	—	2
Operating Income (Loss)	1,319	49	(24)	(181)	6	1,169
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	2	(8)	(1)	16	—	9
Other income and expenses, net	95	18	4	16	(5)	128
Total Other Income and Expenses	97	10	3	32	(5)	137
Interest Expense	361	35	20	156	—	572
Income (Loss) Before Income Taxes	1,055	24	(41)	(305)	1	734
Income Tax Expense (Benefit)	120	7	(21)	(71)	1	36
Net Income (Loss)	935	17	(20)	(234)	—	698
Add: Net Loss Attributable to Noncontrolling Interest	—	—	67	—	—	67
Net Income (Loss) Attributable to Duke Energy Corporation	935	17	47	(234)	—	765
Less: Preferred Dividends	—	—	—	14	—	14
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$935	$17	$47	$(248)	$—	$751
Special Items	—	12	—	135	—	147
Adjusted Earnings(a)	$935	$29	$47	$(113)	$—	$898

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$10,616	$—	$—	$—	$(139)	$10,477
Regulated natural gas	—	1,096	—	—	(45)	1,051
Nonregulated electric and other	—	6	238	53	83	380
Total operating revenues	10,616	1,102	238	53	(101)	11,908
Operating Expenses
Fuel used in electric generation and purchased power	2,896	—	—	—	(38)	2,858
Cost of natural gas	—	355	—	—	—	355
Operation, maintenance and other	2,544	200	150	(23)	(59)	2,812
Depreciation and amortization	2,070	142	109	126	(14)	2,433
Property and other taxes	619	62	18	2	1	702
Impairment of assets and other charges	1	—	—	131	(1)	131
Total operating expenses	8,130	759	277	236	(111)	9,291
Gains on Sales of Other Assets and Other, net	2	—	—	—	—	2
Operating Income (Loss)	2,488	343	(39)	(183)	10	2,619
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	5	(8)	(28)	23	—	(8)
Other income and expenses, net	196	35	6	30	(12)	255
Total Other Income and Expenses	201	27	(22)	53	(12)	247
Interest Expense	701	68	33	307	(2)	1,107
Income (Loss) Before Income Taxes	1,988	302	(94)	(437)	—	1,759
Income Tax Expense (Benefit)	233	40	(50)	(103)	—	120
Net Income (Loss)	1,755	262	(44)	(334)	—	1,639
Add: Net Loss Attributable to Noncontrolling Interest	—	—	118	—	—	118
Net Income (Loss) Attributable to Duke Energy Corporation	1,755	262	74	(334)	—	1,757
Less: Preferred Dividends	—	—	—	53	—	53
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$1,755	$262	$74	$(387)	$—	$1,704
Special Item	—	17	—	135	—	152
Adjusted Earnings(a)	$1,755	$279	$74	$(252)	$—	$1,856

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,034	$—	$—	$—	$(71)	$4,963
Regulated natural gas	—	287	—	—	(24)	263
Nonregulated electric and other	—	2	123	26	44	195
Total operating revenues	5,034	289	123	26	(51)	5,421
Operating Expenses
Fuel used in electric generation and purchased power	1,367	—	—	—	(18)	1,349
Cost of natural gas	—	60	—	—	(1)	59
Operation, maintenance and other	1,240	99	63	(22)	(27)	1,353
Depreciation and amortization	993	62	48	55	(8)	1,150
Property and other taxes	296	26	8	4	—	334
Impairment of assets and other charges	1	—	6	—	(1)	6
Total operating expenses	3,897	247	125	37	(55)	4,251
Gains on Sales of Other Assets and Other, net	7	—	—	—	—	7
Operating Income (Loss)	1,144	42	(2)	(11)	4	1,177
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	3	(1,970)	—	(1)	—	(1,968)
Other income and expenses, net	86	14	2	46	(11)	137
Total Other Income and Expenses	89	(1,956)	2	45	(11)	(1,831)
Interest Expense	344	37	13	167	(7)	554
Income (Loss) Before Income Taxes	889	(1,951)	(13)	(133)	—	(1,208)
Income Tax Expense (Benefit)	136	(375)	(13)	(64)	—	(316)
Net Income (Loss)	753	(1,576)	—	(69)	—	(892)
Add: Net Loss Attributable to Noncontrolling Interest	—	—	90	—	—	90
Net Income (Loss) Attributable to Duke Energy Corporation	753	(1,576)	90	(69)	—	(802)
Less: Preferred Dividends	—	—	—	15	—	15
Segment Income (Loss) / Net Income Available to Duke Energy Corporation Common Stockholders	$753	$(1,576)	$90	$(84)	$—	$(817)
Special Item	—	1,626	—	—	—	1,626
Adjusted Earnings(a)	$753	$50	$90	$(84)	$—	$809
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$10,217	$—	$1	$—	$(131)	$10,087
Regulated natural gas	—	948	—	—	(47)	901
Nonregulated electric and other	—	5	251	49	77	382
Total operating revenues	10,217	953	252	49	(101)	11,370
Operating Expenses
Fuel used in electric generation and purchased power	2,834	—	—	—	(38)	2,796
Cost of natural gas	—	259	—	—	(1)	258
Operation, maintenance and other	2,565	209	132	(160)	(54)	2,692
Depreciation and amortization	1,970	128	96	100	(14)	2,280
Property and other taxes	599	56	16	8	—	679
Impairment of assets and other charges	3	—	6	—	(1)	8
Total operating expenses	7,971	652	250	(52)	(108)	8,713
Gains on Sales of Other Assets and Other, net	8	—	—	—	—	8
Operating Income	2,254	301	2	101	7	2,665
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	5	(1,933)	(2)	6	—	(1,924)
Other income and expenses, net	169	26	3	6	(21)	183
Total Other Income and Expenses	174	(1,907)	1	12	(21)	(1,741)
Interest Expense	683	68	31	338	(15)	1,105
Income (Loss) Before Income Taxes	1,745	(1,674)	(28)	(225)	1	(181)
Income Tax Expense (Benefit)	287	(347)	(37)	(83)	1	(179)
Net Income (Loss)	1,458	(1,327)	9	(142)	—	(2)
Add: Net Loss Attributable to Noncontrolling Interest	—	—	138	—	—	138
Net Income (Loss) Attributable to Duke Energy Corporation	1,458	(1,327)	147	(142)	—	136
Less: Preferred Dividends	—	—	—	54	—	54
Segment Income (Loss) / Net Income Available to Duke Energy Corporation Common Stockholders	$1,458	$(1,327)	$147	$(196)	$—	$82
Special Items	—	1,626	—	(75)	—	1,551
Adjusted Earnings(a)	$1,458	$299	$147	$(271)	$—	$1,633
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$125	$19	$11	$212	$—	$367
Receivables, net	546	115	199	8	—	868
Receivables of variable interest entities, net	2,220	—	—	—	—	2,220
Receivables from affiliated companies	137	339	655	1,360	(2,491)	—
Notes receivable from affiliated companies	7	—	—	1,624	(1,631)	—
Inventory	2,817	61	89	48	—	3,015
Regulatory assets	1,568	127	—	97	1	1,793
Other	327	62	234	140	(41)	722
Total current assets	7,747	723	1,188	3,489	(4,162)	8,985
Property, Plant and Equipment
Cost	135,612	13,338	7,037	2,384	(99)	158,272
Accumulated depreciation and amortization	(44,363)	(2,658)	(1,329)	(1,404)	2	(49,752)
Facilities to be retired, net	121	—	—	—	—	121
Net property, plant and equipment	91,370	10,680	5,708	980	(97)	108,641
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	11,220	759	—	506	—	12,485
Nuclear decommissioning trust funds	9,886	—	—	—	—	9,886
Operating lease right-of-use assets, net	1,093	18	123	260	1	1,495
Investments in equity method unconsolidated affiliates	106	227	479	126	—	938
Investment in consolidated subsidiaries	599	3	(4)	65,946	(66,544)	—
Other	2,084	310	114	1,772	(628)	3,652
Total other noncurrent assets	42,367	3,241	712	68,610	(67,171)	47,759
Total Assets	141,484	14,644	7,608	73,079	(71,430)	165,385
Segment reclassifications, intercompany balances and other	(893)	(323)	(652)	(69,555)	71,423	—
Segment Assets	$140,591	$14,321	$6,956	$3,524	$(7)	$165,385

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,003	$204	$102	$407	$—	$2,716
Accounts payable to affiliated companies	609	25	828	946	(2,408)	—
Notes payable to affiliated companies	1,365	225	50	5	(1,645)	—
Notes payable and commercial paper	—	—	83	3,213	—	3,296
Taxes accrued	667	(3)	(161)	189	—	692
Interest accrued	357	44	3	132	1	537
Current maturities of long-term debt	2,985	26	164	1,804	(3)	4,976
Asset retirement obligations	691	—	—	—	—	691
Regulatory liabilities	1,226	83	—	1	(1)	1,309
Other	1,415	118	105	467	(111)	1,994
Total current liabilities	11,318	722	1,174	7,164	(4,167)	16,211
Long-Term Debt	34,242	3,645	1,497	18,119	(93)	57,410
Long-Term Debt Payable to Affiliated Companies	618	7	—	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	10,767	1,177	(589)	(1,711)	—	9,644
Asset retirement obligations	12,051	64	157	—	—	12,272
Regulatory liabilities	13,975	1,417	—	22	—	15,414
Operating lease liabilities	1,002	16	127	169	1	1,315
Accrued pension and other post-retirement benefit costs	443	34	(28)	546	—	995
Investment tax credits	768	2	—	—	—	770
Other	788	284	380	547	(190)	1,809
Total other noncurrent liabilities	39,794	2,994	47	(427)	(189)	42,219
Equity
Total Duke Energy Corporation stockholders' equity	55,512	7,276	3,480	48,220	(66,356)	48,132
Noncontrolling interests	—	—	1,410	3	—	1,413
Total equity	55,512	7,276	4,890	48,223	(66,356)	49,545
Total Liabilities and Equity	141,484	14,644	7,608	73,079	(71,430)	165,385
Segment reclassifications, intercompany balances and other	(893)	(323)	(652)	(69,555)	71,423	—
Segment Liabilities and Equity	$140,591	$14,321	$6,956	$3,524	$(7)	$165,385

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,610	$1,349	$1,325	$343	$735	$(27)	$5,335
Operating Expenses
Fuel used in electric generation and purchased power	344	409	424	93	201	(37)	1,434
Operation, maintenance and other	413	353	243	81	187	(15)	1,262
Depreciation and amortization	363	236	205	53	152	4	1,013
Property and other taxes	74	41	92	70	20	11	308
Impairment of assets and other charges	1	—	—	—	—	—	1
Total operating expenses	1,195	1,039	964	297	560	(37)	4,018
Gains (Losses) on Sales of Other Assets and Other, net	2	1	—	—	(1)	—	2
Operating Income	417	311	361	46	174	10	1,319
Other Income and Expenses, net(b)	46	22	16	3	11	(1)	97
Interest Expense	139	78	80	21	49	(6)	361
Income Before Income Taxes	324	255	297	28	136	15	1,055
Income Tax Expense	23	14	58	4	23	(2)	120
Segment Income	$301	$241	$239	$24	$113	$17	$935
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $14 million for Duke Energy Carolinas, $7 million for Duke Energy Progress, $3 million for Duke Energy Florida, $1 million for Duke Energy Ohio and $7 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$3,326	$2,750	$2,426	$706	$1,480	$(72)	$10,616
Operating Expenses
Fuel used in electric generation and purchased power	766	845	783	175	418	(91)	2,896
Operation, maintenance and other	845	705	481	162	363	(12)	2,544
Depreciation and amortization	722	521	405	107	304	11	2,070
Property and other taxes	157	90	185	141	41	5	619
Impairment of assets and other charges	1	—	—	—	—	—	1
Total operating expenses	2,491	2,161	1,854	585	1,126	(87)	8,130
Gains (Losses) on Sales of Other Assets and Other, net	2	1	—	—	(1)	—	2
Operating Income	837	590	572	121	353	15	2,488
Other Income and Expenses, net(b)	94	46	34	7	20	—	201
Interest Expense	263	147	160	43	99	(11)	701
Income Before Income Taxes	668	489	446	85	274	26	1,988
Income Tax Expense	48	35	88	11	47	4	233
Segment Income	$620	$454	$358	$74	$227	$22	$1,755
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $30 million for Duke Energy Carolinas, $15 million for Duke Energy Progress, $8 million for Duke Energy Florida, $3 million for Duke Energy Ohio and $12 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$36	$46	$22	$9	$12	$—	$125
Receivables, net	180	129	91	87	69	(10)	546
Receivables of variable interest entities, net	769	473	451	—	—	527	2,220
Receivables from affiliated companies	111	63	8	94	95	(234)	137
Notes receivable from affiliated companies	—	—	—	—	18	(11)	7
Inventory	1,013	858	440	93	412	1	2,817
Regulatory assets	458	502	407	25	173	3	1,568
Other	88	141	59	(5)	46	(2)	327
Total current assets	2,655	2,212	1,478	303	825	274	7,747
Property, Plant and Equipment
Cost	51,220	36,291	22,933	7,569	17,213	386	135,612
Accumulated depreciation and amortization	(17,709)	(13,134)	(5,746)	(2,249)	(5,514)	(11)	(44,363)
Facilities to be retired, net	93	28	—	—	—	—	121
Net property, plant and equipment	33,604	23,185	17,187	5,320	11,699	375	91,370
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	2,970	4,056	1,701	348	1,310	835	11,220
Nuclear decommissioning trust funds	5,446	3,842	598	—	—	—	9,886
Operating lease right-of-use assets, net	100	377	323	20	53	220	1,093
Investments in equity method unconsolidated affiliates	—	—	1	—	—	105	106
Investment in consolidated subsidiaries	64	16	6	273	2	238	599
Other	1,237	722	340	61	268	(544)	2,084
Total other noncurrent assets	9,817	9,013	2,969	1,298	1,633	17,637	42,367
Total Assets	46,076	34,410	21,634	6,921	14,157	18,286	141,484
Segment reclassifications, intercompany balances and other	(285)	(125)	(116)	(276)	(63)	(28)	(893)
Reportable Segment Assets	$45,791	$34,285	$21,518	$6,645	$14,094	$18,258	$140,591
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$675	$416	$487	$215	$209	$1	$2,003
Accounts payable to affiliated companies	195	214	129	11	59	1	609
Notes payable to affiliated companies	471	270	363	258	—	3	1,365
Taxes accrued	208	91	147	163	66	(8)	667
Interest accrued	125	90	67	23	52	—	357
Current maturities of long-term debt	356	1,806	575	24	123	101	2,985
Asset retirement obligations	251	250	—	12	176	2	691
Regulatory liabilities	489	472	85	38	141	1	1,226
Other	425	413	395	66	103	13	1,415
Total current liabilities	3,195	4,022	2,248	810	929	114	11,318
Long-Term Debt	12,250	7,321	7,306	2,447	3,819	1,099	34,242
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,996	2,467	2,289	721	1,262	32	10,767
Asset retirement obligations	5,116	5,387	467	56	980	45	12,051
Regulatory liabilities	6,810	4,578	665	345	1,593	(16)	13,975
Operating lease liabilities	87	354	280	19	52	210	1,002
Accrued pension and other post-retirement benefit costs	67	237	227	85	172	(345)	443
Investment tax credits	259	130	208	3	168	—	768
Other	604	79	53	59	32	(39)	788
Total other noncurrent liabilities	16,939	13,232	4,189	1,288	4,259	(113)	39,794
Equity	13,392	9,685	7,891	2,358	5,000	17,186	55,512
Total Liabilities and Equity	46,076	34,410	21,634	6,921	14,157	18,286	141,484
Segment reclassifications, intercompany balances and other	(285)	(125)	(116)	(276)	(63)	(28)	(893)
Reportable Segment Liabilities and Equity	$45,791	$34,285	$21,518	$6,645	$14,094	$18,258	$140,591
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$113	$215	$—	$(1)	$327
Operating Expenses
Cost of natural gas	16	63	—	—	79
Operation, maintenance and other	25	72	2	(1)	98
Depreciation and amortization	22	51	—	1	74
Property and other taxes	13	14	—	—	27
Total operating expenses	76	200	2	—	278
Operating Income (Loss)	37	15	(2)	(1)	49
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(7)	(1)	(8)
Other income and expenses, net	1	16	—	1	18
Total other income and expenses	1	16	(7)	—	10
Interest Expense	5	30	—	—	35
Income (Loss) Before Income Taxes	33	1	(9)	(1)	24
Income Tax Expense (Benefit)	10	(1)	(2)	—	7
Segment Income (Loss)	$23	$2	$(7)	$(1)	$17
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure(b)
Operating Revenues	$282	$821	$—	$(1)	$1,102
Operating Expenses
Cost of natural gas	67	288	—	—	355
Operation, maintenance and other	50	149	2	(1)	200
Depreciation and amortization	42	99	—	1	142
Property and other taxes	34	28	—	—	62
Total operating expenses	193	564	2	—	759
Operating Income (Loss)	89	257	(2)	(1)	343
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(7)	(1)	(8)
Other income and expenses, net	3	31	—	1	35
Total other income and expenses	3	31	(7)	—	27
Interest Expense	9	59	—	—	68
Income (Loss) Before Income Taxes	83	229	(9)	(1)	302
Income Tax Expense (Benefit)	17	25	(2)	—	40
Segment Income (Loss)	$66	$204	$(7)	$(1)	$262
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$—	$16	$—	$19
Receivables, net	9	106	—	—	115
Receivables from affiliated companies	—	80	354	(95)	339
Inventory	19	43	—	(1)	61
Regulatory assets	19	108	—	—	127
Other	14	47	1	—	62
Total current assets	64	384	371	(96)	723
Property, Plant and Equipment
Cost	3,783	9,555	—	—	13,338
Accumulated depreciation and amortization	(820)	(1,838)	—	—	(2,658)
Net property, plant and equipment	2,963	7,717	—	—	10,680
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	300	337	—	122	759
Operating lease right-of-use assets, net	—	18	—	—	18
Investments in equity method unconsolidated affiliates	—	—	222	5	227
Investment in consolidated subsidiaries	—	—	—	3	3
Other	16	277	16	1	310
Total other noncurrent assets	640	681	238	1,682	3,241
Total Assets	3,667	8,782	609	1,586	14,644
Segment reclassifications, intercompany balances and other	1	(45)	5	(284)	(323)
Reportable Segment Assets	$3,668	$8,737	$614	$1,302	$14,321
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$39	$165	$—	$—	$204
Accounts payable to affiliated companies	17	48	61	(101)	25
Notes payable to affiliated companies	132	93	—	—	225
Taxes accrued	17	25	(46)	1	(3)
Interest accrued	8	36	—	—	44
Current maturities of long-term debt	26	—	—	—	26
Regulatory liabilities	26	57	—	—	83
Other	5	81	34	(2)	118
Total current liabilities	270	505	49	(102)	722
Long-Term Debt	569	2,967	—	109	3,645
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	300	846	29	2	1,177
Asset retirement obligations	43	20	—	1	64
Regulatory liabilities	396	1,007	—	14	1,417
Operating lease liabilities	—	16	—	—	16
Accrued pension and other post-retirement benefit costs	28	6	—	—	34
Investment tax credits	1	1	—	—	2
Other	35	182	69	(2)	284
Total other noncurrent liabilities	803	2,078	98	15	2,994
Equity	2,018	3,232	462	1,564	7,276
Total Liabilities and Equity	3,667	8,782	609	1,586	14,644
Segment reclassifications, intercompany balances and other	1	(45)	5	(284)	(323)
Reportable Segment Liabilities and Equity	$3,668	$8,737	$614	$1,302	$14,321
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
June 2021

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	18,742	18,786	(0.2%)	(0.6%)	42,511	39,660	7.2%	1.1%
General Service	17,657	16,468	7.2%	11.7%	34,965	34,150	2.4%	3.1%
Industrial	11,931	10,938	9.1%	11.8%	23,700	22,921	3.4%	4.6%
Other Energy Sales	134	147	(8.8%)	n/a	273	291	(6.2%)	n/a
Unbilled Sales	2,343	1,537	52.4%	n/a	261	952	(72.6%)	n/a
Total Retail Sales	50,807	47,876	6.1%	6.5%	101,710	97,974	3.8%	2.6%
Wholesale and Other	9,652	8,849	9.1%		19,532	17,703	10.3%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	60,459	56,725	6.6%		121,242	115,677	4.8%

Average Number of Customers (Electric)
Residential	6,953,886	6,849,673	1.5%		6,942,781	6,830,659	1.6%
General Service	1,014,717	1,000,295	1.4%		1,024,217	998,542	2.6%
Industrial	17,176	17,299	(0.7%)		17,048	17,306	(1.5%)
Other Energy Sales	30,675	31,041	(1.2%)		26,237	30,985	(15.3%)
Total Retail Customers	8,016,454	7,898,308	1.5%		8,010,283	7,877,492	1.7%
Wholesale and Other	38	38	—%		39	43	(9.3%)
Total Average Number of Customers – Electric Utilities and Infrastructure	8,016,492	7,898,346	1.5%		8,010,322	7,877,535	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	11,028	8,804	25.3%		24,099	15,956	51.0%
Nuclear	18,513	18,234	1.5%		37,485	37,038	1.2%
Hydro	663	883	(24.9%)		1,626	1,904	(14.6%)
Natural Gas and Oil	18,343	17,574	4.4%		35,927	37,161	(3.3%)
Renewable Energy	469	345	35.9%		770	560	37.5%
Total Generation(d)	49,016	45,840	6.9%		99,907	92,619	7.9%
Purchased Power and Net Interchange(e)	18,745	13,647	37.4%		32,435	28,810	12.6%
Total Sources of Energy	67,761	59,487	13.9%		132,342	121,429	9.0%
Less: Line Loss and Other	7,302	2,762	164.4%		11,100	5,752	93.0%
Total GWh Sources	60,459	56,725	6.6%		121,242	115,677	4.8%

Owned Megawatt (MW) Capacity(c)
Summer					50,137	50,752
Winter					53,545	54,265
Nuclear Capacity Factor (%)(f)					96	94

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2021

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,069	5,861	3.5%		14,423	13,222	9.1%
General Service	6,542	6,239	4.9%		13,112	13,054	0.4%
Industrial	4,734	4,464	6.0%		9,492	9,339	1.6%
Other Energy Sales	71	82	(13.4%)		146	161	(9.3%)
Unbilled Sales	622	473	31.5%		267	398	(32.9%)
Total Retail Sales	18,038	17,119	5.4%	6.1%	37,440	36,174	3.5%	2.1%
Wholesale and Other	2,324	1,964	18.3%		4,884	4,145	17.8%
Total Consolidated Electric Sales – Duke Energy Carolinas	20,362	19,083	6.7%		42,324	40,319	5.0%

Average Number of Customers
Residential	2,333,701	2,298,766	1.5%		2,330,698	2,291,939	1.7%
General Service	371,039	365,797	1.4%		382,056	364,936	4.7%
Industrial	6,070	6,099	(0.5%)		5,936	6,106	(2.8%)
Other Energy Sales	22,453	22,874	(1.8%)		18,018	22,830	(21.1%)
Total Retail Customers	2,733,263	2,693,536	1.5%		2,736,708	2,685,811	1.9%
Wholesale and Other	19	15	26.7%		19	20	(5.0%)
Total Average Number of Customers – Duke Energy Carolinas	2,733,282	2,693,551	1.5%		2,736,727	2,685,831	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,000	3,188	25.5%		8,118	5,647	43.8%
Nuclear	11,692	10,657	9.7%		23,343	22,179	5.2%
Hydro	393	617	(36.3%)		1,012	1,360	(25.6%)
Natural Gas and Oil	3,923	3,395	15.6%		8,419	8,263	1.9%
Renewable Energy	88	41	114.6%		155	85	82.4%
Total Generation(d)	20,096	17,898	12.3%		41,047	37,534	9.4%
Purchased Power and Net Interchange(e)	1,851	2,283	(18.9%)		4,010	4,698	(14.6%)
Total Sources of Energy	21,947	20,181	8.8%		45,057	42,232	6.7%
Less: Line Loss and Other	1,585	1,098	44.4%		2,733	1,913	42.9%
Total GWh Sources	20,362	19,083	6.7%		42,324	40,319	5.0%

Owned MW Capacity(c)
Summer					20,001	20,192
Winter					20,877	21,127
Nuclear Capacity Factor (%)(f)					98	94

Heating and Cooling Degree Days
Actual
Heating Degree Days	225	308	(26.9%)		1,908	1,698	12.4%
Cooling Degree Days	466	412	13.1%		471	447	5.4%

Variance from Normal
Heating Degree Days	8.0%	43.1%			(0.9%)	(12.7%)
Cooling Degree Days	(7.5%)	(17.5%)			(7.8%)	(11.7%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2021

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,796	3,660	3.7%		9,277	8,278	12.1%
General Service	3,448	3,147	9.6%		6,889	6,618	4.1%
Industrial	2,471	2,370	4.3%		4,923	4,867	1.2%
Other Energy Sales	20	20	—%		39	39	—%
Unbilled Sales	801	424	88.9%		210	69	204.3%
Total Retail Sales	10,536	9,621	9.5%	7.4%	21,338	19,871	7.4%	3.3%
Wholesale and Other	5,263	5,186	1.5%		10,998	10,606	3.7%
Total Consolidated Electric Sales – Duke Energy Progress	15,799	14,807	6.7%		32,336	30,477	6.1%

Average Number of Customers
Residential	1,398,081	1,371,674	1.9%		1,394,593	1,367,017	2.0%
General Service	243,417	238,549	2.0%		242,444	238,013	1.9%
Industrial	3,993	4,002	(0.2%)		3,995	4,002	(0.2%)
Other Energy Sales	1,415	1,415	—%		1,415	1,416	(0.1%)
Total Retail Customers	1,646,906	1,615,640	1.9%		1,642,447	1,610,448	2.0%
Wholesale and Other	8	9	(11.1%)		8	9	(11.1%)
Total Average Number of Customers – Duke Energy Progress	1,646,914	1,615,649	1.9%		1,642,455	1,610,457	2.0%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	663	825	(19.6%)		2,870	1,440	99.3%
Nuclear	6,821	7,577	(10.0%)		14,142	14,859	(4.8%)
Hydro	189	223	(15.2%)		469	464	1.1%
Natural Gas and Oil	5,476	4,189	30.7%		10,908	10,080	8.2%
Renewable Energy	78	73	6.8%		127	125	1.6%
Total Generation(d)	13,227	12,887	2.6%		28,516	26,968	5.7%
Purchased Power and Net Interchange(e)	2,932	2,386	22.9%		4,743	4,485	5.8%
Total Sources of Energy	16,159	15,273	5.8%		33,259	31,453	5.7%
Less: Line Loss and Other	360	466	(22.7%)		923	976	(5.4%)
Total GWh Sources	15,799	14,807	6.7%		32,336	30,477	6.1%

Owned MW Capacity(c)
Summer					12,468	12,526
Winter					13,609	13,587
Nuclear Capacity Factor (%)(f)					91	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	199	224	(11.2%)		1,747	1,410	23.9%
Cooling Degree Days	545	461	18.2%		559	513	9.0%

Variance from Normal
Heating Degree Days	13.5%	23.4%			(0.8%)	(20.8%)
Cooling Degree Days	(1.9%)	(16.1%)			(1.3%)	(8.5%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2021

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,203	5,434	(4.3%)		9,691	9,494	2.1%
General Service	3,739	3,467	7.8%		6,955	6,752	3.0%
Industrial	852	756	12.7%		1,664	1,525	9.1%
Other Energy Sales	5	5	—%		11	11	—%
Unbilled Sales	525	361	45.4%		123	544	(77.4%)
Total Retail Sales	10,324	10,023	3.0%	5.5%	18,444	18,326	0.6%	3.1%
Wholesale and Other	870	777	12.0%		1,304	1,091	19.5%
Total Electric Sales – Duke Energy Florida	11,194	10,800	3.6%		19,748	19,417	1.7%

Average Number of Customers
Residential	1,683,964	1,650,539	2.0%		1,679,603	1,646,440	2.0%
General Service	207,432	204,353	1.5%		207,111	204,269	1.4%
Industrial	1,946	2,000	(2.7%)		1,949	2,005	(2.8%)
Other Energy Sales	1,486	1,494	(0.5%)		1,487	1,493	(0.4%)
Total Retail Customers	1,894,828	1,858,386	2.0%		1,890,150	1,854,207	1.9%
Wholesale and Other	6	9	(33.3%)		7	9	(22.2%)
Total Average Number of Customers – Duke Energy Florida	1,894,834	1,858,395	2.0%		1,890,157	1,854,216	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,879	764	145.9%		2,915	799	264.8%
Natural Gas and Oil	8,203	9,028	(9.1%)		15,379	17,294	(11.1%)
Renewable Energy	295	222	32.9%		479	336	42.6%
Total Generation(d)	10,377	10,014	3.6%		18,773	18,429	1.9%
Purchased Power and Net Interchange(e)	1,227	1,170	4.9%		2,064	2,071	(0.3%)
Total Sources of Energy	11,604	11,184	3.8%		20,837	20,500	1.6%
Less: Line Loss and Other	410	384	6.8%		1,089	1,083	0.6%
Total GWh Sources	11,194	10,800	3.6%		19,748	19,417	1.7%

Owned MW Capacity(c)
Summer					10,246	10,335
Winter					11,114	11,347

Heating and Cooling Degree Days
Actual
Heating Degree Days	15	—	—%		310	220	40.9%
Cooling Degree Days	1,092	1,190	(8.2%)		1,360	1,660	(18.1%)

Variance from Normal
Heating Degree Days	68.5%	(100.0%)			(18.2%)	(10.8%)
Cooling Degree Days	4.0%	11.8%			9.6%	31.5%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2021

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,829	1,896	(3.5%)		4,416	4,186	5.5%
General Service	2,111	1,937	9.0%		4,283	4,135	3.6%
Industrial	1,366	1,210	12.9%		2,701	2,575	4.9%
Other Energy Sales	26	27	(3.7%)		52	54	(3.7%)
Unbilled Sales	206	168	22.6%		(115)	16	(818.8%)
Total Retail Sales	5,538	5,238	5.7%	5.7%	11,337	10,966	3.4%	1.5%
Wholesale and Other	200	24	733.3%		405	119	240.3%
Total Electric Sales – Duke Energy Ohio	5,738	5,262	9.0%		11,742	11,085	5.9%

Average Number of Customers
Residential	785,909	783,871	0.3%		785,948	781,762	0.5%
General Service	89,881	89,138	0.8%		89,767	89,004	0.9%
Industrial	2,480	2,498	(0.7%)		2,479	2,494	(0.6%)
Other Energy Sales	3,461	3,445	0.5%		3,459	3,438	0.6%
Total Retail Customers	881,731	878,952	0.3%		881,653	876,698	0.6%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	881,732	878,953	0.3%		881,654	876,699	0.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	872	271	221.8%		1,838	893	105.8%
Natural Gas and Oil	26	8	225.0%		28	7	300.0%
Total Generation(d)	898	279	221.9%		1,866	900	107.3%
Purchased Power and Net Interchange(e)	5,402	5,420	(0.3%)		11,183	11,294	(1.0%)
Total Sources of Energy	6,300	5,699	10.5%		13,049	12,194	7.0%
Less: Line Loss and Other	562	437	28.6%		1,307	1,109	17.9%
Total GWh Sources	5,738	5,262	9.0%		11,742	11,085	5.9%

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	514	590	(12.9%)		3,014	2,776	8.6%
Cooling Degree Days	360	347	3.7%		360	352	2.3%

Variance from Normal
Heating Degree Days	16.4%	31.0%			0.5%	(8.2%)
Cooling Degree Days	8.1%	4.8%			7.1%	5.2%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2021

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,845	1,935	(4.7%)		4,704	4,480	5.0%
General Service	1,817	1,678	8.3%		3,726	3,591	3.8%
Industrial	2,508	2,138	17.3%		4,920	4,615	6.6%
Other Energy Sales	12	13	(7.7%)		25	26	(3.8%)
Unbilled Sales	189	111	70.3%		(224)	(75)	(198.7%)
Total Retail Sales	6,371	5,875	8.4%	8.8%	13,151	12,637	4.1%	3.2%
Wholesale and Other	995	898	10.8%		1,941	1,742	11.4%
Total Electric Sales – Duke Energy Indiana	7,366	6,773	8.8%		15,092	14,379	5.0%

Average Number of Customers
Residential	752,231	744,823	1.0%		751,939	743,501	1.1%
General Service	102,948	102,458	0.5%		102,839	102,320	0.5%
Industrial	2,687	2,700	(0.5%)		2,689	2,699	(0.4%)
Other Energy Sales	1,860	1,813	2.6%		1,858	1,808	2.8%
Total Retail Customers	859,726	851,794	0.9%		859,325	850,328	1.1%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	859,730	851,798	0.9%		859,329	850,332	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,614	3,756	(3.8%)		8,358	7,177	16.5%
Hydro	81	43	88.4%		145	80	81.3%
Natural Gas and Oil	715	954	(25.1%)		1,193	1,517	(21.4%)
Renewable Energy	8	9	(11.1%)		9	14	(35.7%)
Total Generation(d)	4,418	4,762	(7.2%)		9,705	8,788	10.4%
Purchased Power and Net Interchange(e)	7,333	2,388	207.1%		10,435	6,262	66.6%
Total Sources of Energy	11,751	7,150	64.3%		20,140	15,050	33.8%
Less: Line Loss and Other	4,385	377	1,063.1%		5,048	671	652.3%
Total GWh Sources	7,366	6,773	8.8%		15,092	14,379	5.0%

Owned MW Capacity(c)
Summer					6,346	6,623
Winter					6,781	7,040

Heating and Cooling Degree Days
Actual
Heating Degree Days	556	633	(12.2%)		3,261	3,090	5.5%
Cooling Degree Days	355	343	3.5%		355	343	3.5%

Variance from Normal
Heating Degree Days	13.4%	28.1%			0.7%	(4.7%)
Cooling Degree Days	6.0%	4.2%			5.1%	3.2%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2021

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Inc. (Dec.)	2021	2020	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	106,034,615	96,807,940	9.5%	255,661,197	245,311,935	4.2%
Duke Energy Midwest LDC throughput (Mcf)	14,842,906	15,106,405	(1.7%)	51,951,909	48,892,191	6.3%

Average Number of Customers – Piedmont Natural Gas
Residential	1,024,921	1,001,289	2.4%	1,023,389	999,778	2.4%
Commercial	105,602	105,038	0.5%	105,829	105,249	0.6%
Industrial	959	970	(1.1%)	962	972	(1.0%)
Power Generation	19	19	—%	19	18	5.6%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,131,501	1,107,316	2.2%	1,130,199	1,106,017	2.2%

Average Number of Customers – Duke Energy Midwest
Residential	499,877	495,553	0.9%	500,569	495,990	0.9%
General Service	43,473	43,251	0.5%	44,051	44,191	(0.3%)
Industrial	1,564	1,570	(0.4%)	1,587	1,596	(0.6%)
Other	130	132	(1.5%)	130	132	(1.5%)
Total Average Number of Gas Customers – Duke Energy Midwest	545,044	540,506	0.8%	546,337	541,909	0.8%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
June 2021

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Inc. (Dec.)	2021	2020	% Inc. (Dec.)
Renewable Plant Production, GWh	2,787	2,660	4.8%	5,375	5,097	5.5%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		4,474	3,779	18.4%
(a)    Includes 100% tax equity project capacity.